UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2013

Digital Generation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35643	94-3140772
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

Digital Generation, Inc. (the “Company”) announced that it has entered into an Agreement and Plan of Merger, dated as of August 12, 2013 (the “Merger Agreement”), by and among the Company, Extreme Reach, Inc., a Delaware corporation (“Buyer”), and DG Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Acquisition Sub”), pursuant to which (i) the Company will make a distribution to the Company’s existing stockholders in the form of a partial redemption of the Company’s common stock owned by such stockholders of all of the shares of common stock of a corporation that will hold the Company’s online business (“The New Online Company”) following the contribution by the Company to The New Online Company of all of the assets and liabilities of its online business and all of its cash and working capital pursuant to a Separation and Redemption Agreement to be entered into between the Company and The New Online Company (the “Spin-Off Transaction”) followed by (ii) the merger of Acquisition Sub with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Buyer (the “Merger”).  Buyer and Acquisition Sub are entities affiliated with the private equity investment firm of Spectrum Equity.

Pursuant to the Merger Agreement, (i) immediately prior to the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Shares”), other than Shares owned by the Company or Buyer or any wholly-owned subsidiary of the Company or Buyer shall be partially redeemed by conversion into the right to receive a pro rata number of shares of The New Online Company common stock for each Share as determined by the Company’s Board of Directors (the “Per Share Redemption Consideration”) and (ii) at the effective time of the Merger, each issued and outstanding Share other than Shares owned by the Company or Buyer or any wholly-owned subsidiary of the Company or Buyer, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be canceled and shall be converted automatically into the right to receive cash, without interest, in an amount equal to the pro rata portion of the aggregate merger consideration of $485 million, less the payoff and satisfaction of the Company’s outstanding indebtedness and includes the cash-out of outstanding stock options and restricted stock units (the “Per Share Merger Consideration”).  All outstanding stock options and restricted stock units to purchase shares of the Company’s common stock will be cancelled and converted into the right to receive the Per Share Redemption Consideration and the Per Share Merger Consideration, less, in the case of stock options, the exercise price thereof, without interest.

The Company, Buyer and Acquisition Sub have made customary representations and warranties and covenants in the Merger Agreement.

The Merger Agreement contains termination rights and provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay Buyer a termination fee equal to $15 million or expenses up to $7.5 million.  Upon termination of the Merger Agreement under certain circumstances, Buyer may be required to pay the Company a termination fee equal to $15 million.

Completion of the Spin-Off Transaction is a condition precedent to the consummation of the Merger.  Both the Spin-Off Transaction and the Merger are conditioned on, among other things, the approval and adoption of the Merger Agreement by the Company’s stockholders and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The Company and Buyer have each agreed to use reasonable best efforts and, subject to certain limitations, take actions required in connection with obtaining such approvals.  Under certain circumstances, if antitrust approval is not obtained by April 9, 2014, Buyer may be required to pay the Company $10 million.

The Company’s Board of Directors has unanimously approved the Merger Agreement and recommended that the Company’s stockholders approve and adopt the Merger Agreement.

Voting Agreement

In connection with the Merger, on August 12, 2013, Scott K. Ginsburg and Neil H. Nguyen (collectively, the “Principal Stockholders”) and Buyer entered into a Voting Agreement (the “Voting Agreement”), which provides that the Principal Stockholders will, among other things, vote all of their outstanding respective shares of the Company’s common stock in favor of the adoption of the Merger Agreement.  The Principal Stockholders beneficially own approximately 9% of the outstanding common stock of the Company.

Company Equity Commitment

Concurrently with the execution of the Merger Agreement, the Company and Buyer entered into a letter agreement (the “Company Equity Commitment”) pursuant to which, in the event that all of the conditions to closing of the Merger Agreement have been satisfied, Buyer may require the Company to cause The New Online Company to purchase $45 million of nominal value of newly-created Series D Preferred Stock of Buyer for an amount in cash of $40 million, which funds will be used to fund the aggregate merger consideration (the “The New Online Company Investment”).  The price per share of such Series D Preferred Stock will be at the same valuation of any Series C Preferred Stock of Buyer or any other securities of Buyer sold and issued to Spectrum Equity or any other equity person investing equity in Buyer in connection with the financing of the transaction.  Additionally, the Series D Preferred Stock will be pari passu in seniority with the Series C Preferred Stock and otherwise identical thereto, except that the holders of Series D Preferred Stock shall have customary non-voting observing rights with respect to Buyer’s board of directors (but not a right to elect any member thereof) and immediately after the effective time of the Merger and until the first anniversary of the effective time of the Merger, Buyer shall have the right to redeem all but not less than all of the Series D Preferred, or to cause all but not less than all of the Series D Preferred to be purchased by another investor, for $45 million in cash, plus all accrued but unpaid dividends through the date of redemption or purchase.  In the event that Buyer does not require The New Online Company to make The New Online Company Investment, Buyer will be required to pay The New Online Company $5 million in cash at the closing of the Merger Agreement.  Additionally, if Buyer accepts additional equity financing from a source other than Spectrum Equity, Buyer will not be permitted to decline The New Online Company Investment.

The shares of The New Online Company will be registered under the Securities Exchange Act of 1934, as amended, and will be submitted for listing on the Nasdaq Global Market.

The foregoing description of the Merger Agreement, Voting Agreement and Company Equity Commitment is not complete and is qualified in its entirety by reference to the Merger Agreement, Voting Agreement and Company Equity Commitment, filed hereto as Exhibits 2.1, 10.1 and 10.2, respectively and incorporated herein by reference.  The Merger Agreement has been included to provide information regarding its terms.  It is not intended to provide any other factual information about the Company.  Such information can be found elsewhere in this Current Report on Form 8-K and in other filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Item 8.01 Other Events.

The Company intends to hold a special meeting of stockholders to approve the Merger. The full text of the press release issued in connection with the announcement of the Merger Agreement discussed above and the special meeting of stockholders is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Important Additional Information Will be Filed with the SEC

The Company plans to file with the SEC and mail to its stockholders a proxy and information statement in connection with the Merger (the “Proxy Statement”).  The Proxy Statement will contain important information about the Company, the Merger and related matters.  Investors and security holders are urged to read the Proxy Statement and any other relevant documents carefully when such documents are available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, Digital Generation, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039, (972) 581-2000.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies relating to the transactions contemplated by the Merger Agreement.  Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K and Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on March 15, 2013 and April 30, 2013, respectively.

Cautionary Note Regarding Forward-Looking Statements

Statements in this communication regarding the proposed transactions concerning the Company, Buyer, Acquisition Sub and The New Online Company, the expected timing for completing the proposed transactions, future financial and operating results, benefits, synergies, future opportunities of the proposed transactions and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transactions; the ability to obtain the requisite regulatory or stockholder approvals in a timely manner or otherwise; failure to satisfy other conditions to consummation of the transactions; the ability of Buyer to consummate the necessary debt financing arrangements set forth in financing letters received by Buyer; the ability for The New Online Company to achieve the benefits of the transactions or that such benefits may take longer to realize than expected; changes in government regulation; the ability to successfully separate operations and employees; the potential impact of the announcement of the transactions or consummation of the transactions on relationships with employees, suppliers, customers and competitors; international, national or local economic, social or political conditions that could adversely affect the parties to the transactions or their customers; conditions in the credit markets; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls and the other risks and uncertainties that affect the parties’ businesses, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.  In addition, any forward-looking statements represent the Company’s estimates only as of the date hereof and should not be relied upon as representing the Company’s estimates as of any subsequent date.  The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger
10.1	Voting Agreement
10.2	Company Equity Commitment
99.1	Press Release dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION, INC.

Date: August 13, 2013	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger
10.1	Voting Agreement
10.2	Company Equity Commitment
99.1	Press Release dated August 12, 2013